As filed with the Securities and Exchange Commission on August 1, 2023.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Equity Commonwealth (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	04-6558834 (I.R.S. Employer Identification No.)
Two Riverside Plaza Suite 2100 Chicago, Illinois 60606 (Address of Principal Executive Offices) (Zip Code)
Equity Commonwealth 2015 Omnibus Incentive Plan (Full title of the Plan)
David A. Helfand
Chair, Chief Executive Officer and President
Equity Commonwealth
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606
(312) 646-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Amy L. Blackman, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 1004-1980 (212 859-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Equity Commonwealth (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 1,650,000 additional common shares of beneficial interest under the Registrant’s 2015 Omnibus Incentive Plan (the “Omnibus Plan”), pursuant to the Registrant’s shareholders’ approval of an amendment to the Omnibus Plan providing for such share increase at the 2023 annual meeting of the shareholders of the Registrant that was held on June 13, 2023. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statements filed with the Commission on July 16, 2019 (File No. 333-232668) and June 18, 2015 (File No. 333-205068), respectively, including all attachments and exhibits thereto, except to the extent, supplemented, amended or superseded by the information set forth herein.
Part I
As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Omnibus Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Omnibus Plan that meets the requirements of Section 10(a) of the Securities Act.

Part II
Item 3.     Incorporation of Documents by Reference
The following documents, which have been previously filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Registration No. 001-09317), filed by the Registrant with the Commission under the Securities Act on February 9, 2023.
(b)The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2023 (Registration No. 001-09317), filed by the Registrant with the Commission under the Securities Act on July 27, 2023, and for the quarterly period ended March 31, 2023 (Registration No. 001-09317), filed by the Registrant with the Commission under the Securities Act on May 4, 2023.
(c)The Registrant’s Current Reports on Form 8-K filed with the Commission on June 14, 2023, May 19, 2023, May 3, 2023 (excluding item 2.02 thereof), February 23, 2023 (excluding item 7.01 thereof), and February 8, 2023 (excluding item 2.02 thereof).
(d)The description of the Registrant’s Common Shares included in the Registrant’s registration statement on Form 8-A filed with the Commission on November 8, 1986 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and including any additional amendment or report filed for the purpose of updating such description.
The Registrant also incorporates by reference into this Registration Statement additional documents that it may file with the Commission under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this Registration Statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, except that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K or any other document or information deemed to have been furnished and not filed with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Articles of Amendment and Restatement of Declaration of Trust of the Company, dated July 1, 1994, as amended to date (incorporated by reference to the Company’s Current Report on Form 8-K filed August 1, 2014).	8-K	001-09317	3.1	August 1, 2014
4.2	Fourth Amended and Restated Bylaws of the Company, adopted April 2, 2020 (incorporated by reference to the Company’s Current Report on Form 8-K filed April 3, 2020).	8-K	001-09317	3.1	April 3, 2020
4.3	Form of Common Share Certificate (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).	10-Q	001-09317	4.1	August 7, 2014
5.1*	Opinion of Venable LLP.					X
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Equity Commonwealth.					X
23.2*	Consent of Venable LLP (included in Exhibit 5.1 to this Registration Statement).					X
24.1*	Power of Attorney authorizing signature (on behalf of each officer and Trustee included on the signature page to this Registration Statement).					X
24.2*	Power of Attorney Authorizing Resolutions.					X
99.1	Equity Commonwealth 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-09317) filed with the Commission on June 18, 2015).	8-K	001-09317	10.1	June 18, 2015

99.2	Amendment No. 1 to the Equity Commonwealth 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-K (File No. 001-09317) filed with the Commission on February 18, 2016).	10-K	001-09317	10.4	February 18, 2016
99.3	Amendment No. 2 to the Equity Commonwealth 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-8 (File No. 333-232668) filed with the Commission on July 16, 2019).	S-8	333-232668	10.3	July 16, 2019
99.4*	Amendment No. 3 to the Equity Commonwealth 2015 Omnibus Incentive Plan					X
107*	Calculation of Filing Fee Table.					X
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 1, 2023.

Equity Commonwealth

Date: August 1, 2023
	By:	/s/ William H. Griffiths
	Name:	William H. Griffiths
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*David A. Helfand	Chair, Chief Executive Officer and President (Principal Executive Officer)	August 1, 2023
*William H. Griffiths	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 1, 2023
*Andrew M. Levy	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 1, 2023
*Ellen-Blair Chube	Trustee	August 1, 2023
*Martin L. Edelman	Trustee	August 1, 2023
*Peter Linneman	Trustee	August 1, 2023
*Mary Jane Robertson	Trustee	August 1, 2023
*Gerald A. Spector	Trustee	August 1, 2023
*James A. Star	Trustee	August 1, 2023

* The undersigned, Orrin Shifrin, by signing his name hereto, does hereby executed this Registration Statement on Form S-8 on behalf of each of the above-named persons pursuant to the Power of Attorney duly executed by such persons and filed as Exhibit 24.1 to this Form S-8.

August 1, 2023	By:	/s/ Orrin S. Shifrin
Orrin S. Shifrin
Executive Vice President, General Counsel and Secretary